UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2024

AROWANA MEDIA HOLDINGS, INC.

(Name of registrant as specified in its Charter)

(Formerly known as Mike the Pike Productions, Inc.)

Delaware	000-55298	47-2131970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20860 N. Tatum Blvd, Suite 300, Phoenix, AZ	85050
(Address of principal executive offices)	(Zip Code)

(310) 986-2734

(Registrant’s telephone number, including area code)

Mike the Pike Productions, Inc.

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK	MIKP	OTCPK

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS.

Registrant and Arowana Media Holdings, Inc., a Delaware corporation (“Arowana”), its wholly-owned subsidiary, entered into an Agreement and Plan of Merger dated January 4, 2024 (“Plan”) pursuant to which Registrant merged with Arowana, migrated to Delaware, affected a one (1) for fifty (50) revenue stock split, and changed its name to Arowana Media Holdings, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger of Mike the Pike Productions, a Wyoming Corporation, and Arowana Media Holdings, Inc., a Delaware Corporation dated January 4, 2024.
2.2	Wyoming Certificate of Merger dated April 4, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2024	AROWANA MEDIA HOLDINGS, INC.

	By:	/s/ Mark B. Neubauer
Mark B. Neubauer
President & CEO